SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 3, 2006

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 8.01 Other Events

AMERISERV FINANCIAL Inc. (the "Registrant") announced its plan to close its investment advisory subsidiary.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

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Exhibit 99.1

Press release dated March 3, 2006, announcing the plan to close its investment advisory subsidiary.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By __________________________

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: March 3, 2006

Exhibit 99.1

For Information Contact:

March 3, 2006

Jeffrey Powers, AmeriServ Financial

(814) 533-5139

                                                                                     FOR IMMEDIATE RELEASE

AmeriServ to exit investment advisory subsidiary

JOHNSTOWN, PA, March 3 – AmeriServ Financial, Inc. (NASDAQ:ASRV) today announced the decision to close the company’s investment advisory subsidiary, AmeriServ Associates, Inc. AmeriServ Financial President and CEO Allan R. Dennison said that the subsidiary no longer fits the company’s strategic direction. AmeriServ Associates, Inc., with one office in Central Pennsylvania, specializes in investment portfolio management and asset liability management. Clients include community banks and credit unions. AmeriServ Associates, Inc. was opened as a registered investment advisory firm in 1997.

AmeriServ Associates, Inc. will cease normal operations on March 31, 2006. A new private firm not affiliated with AmeriServ Financial will continue after March 31. Ray M. Fisher, the current president of AmeriServ Associates, Inc., will leave AmeriServ to manage the new firm.

 “We’ve made it clear over the last few years that AmeriServ is first and foremost a community bank,” said Dennison. “To stay true to our customers and shareholders, we have exited AmeriServ Associates, Inc. and other non-community bank lines of business.”